Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statement (No. 333-205043) on Form S-8 of Ideanomics, Inc. of our report dated October 3, 2019, relating to the audit of financial statements of Glory Connection Sdn. Bhd. as of and for the period ended December 31, 2018, to all references to our firm included in this Current Report on Form 8-K/A filed with the U.S. Securities and Exchange Commission.

/s/ B F Borgers CPA PC

Lakewood, Colorado

October 3, 2019